EXHIBIT 23(d)

                 CONSENT OF ENDICOTT FINANCIAL ADVISORS, L.L.C.


We hereby consent to the use of our firm's name in the Form S-4 Registration Statement of United National Bancorp ("UNB") and amendments thereto relating to the registration of shares of UNB common stock to be used in connection with the proposed acquisition of Raritan Bancorp Inc. ("RBI"). We also consent to the inclusion of our draft opinion letter as an Appendix to the Proxy
Statement-Prospectus included as part of the Form S-4 Registration Statement, and to the references to our opinion included in the Proxy Statement-Prospectus.



                                        ENDICOTT FINANCIAL ADVISORS, L.L.C.


Date:  November 19, 1998